SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                       ___________________


 Date of Report (Date of earliest event reported) April 29, 1996

                   BIOCONTROL TECHNOLOGY, INC.
     (Exact name of registrant as specified in its charter)



Pennsylvania                     0-10822            25-1229323
(State of other jurisdiction   (Commission        (IRS Employer
 of incorporation)             File Number)     Identification no.)


      300 Indian Springs Road, Indiana, Pennsylvania 15701
      (Address of principal executive offices)     ( Zip Code)



Registrant's telephone number, including area code (412) 349-1811



_________________________________________________________________
                 (Former name or former address,
                  if changes since last report.)



Item 1.   Change in Control of Registrant.
          Not applicable.

Item 2.   Acquisition or Disposition of Assets.
          Not applicable.

Item 3.   Bankruptcy or Receivership.
          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant
          Not applicable.

Item 5.   Other Events.
               On April 29, 1996 Biocontrol Technology, Inc. (NASDAQ:BICO) announced that clearance has been granted by the Food and Drug Administration (FDA) to market the Company's theraPORT Vascular Access System
          (VAS). The Company submitted the 501(k) notification to the FDA on January 22, 1996.
               Through direct sales and distributors, BICO plans to penetrate the established US port market which supports approximately 150,000 such units a year at an average cost of $375 per unit. Sales efforts in the European market, which is very similar to the US, will follow.
               The device, which is implanted beneath the skin with a catheter placed in a vein between it and the heart, is an advantageous delivery system designed for the patient whose medical care requires repeated injections into veins over a long period of time. Such continual injections can cause veins to shut down and collapse. With the theraPORT in place, however, multiple injections can be given without such vascular trauma. If necessary to accommodate multiple drug therapy with incompatible drugs, dual ports can be implanted. Such devices are frequently used in cancer drug therapy.
               Biocontrol theraPORT is a high quality device especially designed for safety and simplicity of use thereby reducing complications associated with implanted devices.

Item 6.   Resignation of Registrant's Directors.
          Not Applicable

Item 7. Financial Statement, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements and Businesses Acquired - Not
               Applicable.

          (b)  Pro Forma Financial Information - Not Applicable.

          (c)  Exhibits - News Release



                           SIGNATURES


      Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                              BIOCONTROL TECHNOLOGY, INC.


                              by /s/    Fred E. Cooper
                                        Fred E. Cooper, CEO
DATED: April 29, 1996

                           SIGNATURES


      Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                              BIOCONTROL TECHNOLOGY, INC.


                              by /s/  Fred E. Cooper
                                      Fred E. Cooper, CEO


DATED:  April 29, 1996